Exhibit 10.27

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED

VOTING AGREEMENT

This Amendment No. 1 to Fourth Amended and Restated Voting Agreement (this “Amendment”) to that certain Fourth Amended and Restated Voting Agreement (the “Voting Agreement”) dated as of November 20, 2013, is made and entered into as of this 3rd day of July, 2014 (the “Effective Date”), by and among Roka Bioscience, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (referred to hereinafter as the “Investors” and each individually as an “Investor”).

RECITALS

WHEREAS, Section 3.5 of the Voting Agreement provides the Voting Agreement may be amended or modified (or provisions of the Voting Agreement waived either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company (with the approval of the Company’s Board of Directors) and (b) the holders of at least 51% of the votes attributable to the aggregate then outstanding shares of Series E Stock, Series D Stock, Series C Stock and Series B Stock, voting together as a single class on an as converted to Common Stock basis (the “Requisite Holders”); and

WHEREAS, the undersigned Investors are the holders of that number of shares of currently outstanding Series E Stock, Series D Stock, Series C Stock and Series B Stock as set forth on Exhibit A hereto, and therefore constitute the Requisite Holders; and

WHEREAS, the Company and the Investors desire to amend the Voting Agreement in accordance with Section 3.5 thereof as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1. Amendment of Voting Agreement. Section 2.1 of the Voting Agreement is hereby deleted in its entirety and the following substituted in its place:

“2.1 Events of Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety: (a) the date of the closing of a Qualified IPO (as defined below); or (b) the date of the closing of a Liquidation Event (as defined in the Charter). For purposes hereof, “Qualified IPO” means (i) a firm commitment underwritten public offering of shares of the Company’s Common Stock at a price per share to the public of at least $3.825 (adjusted for stock splits, stock dividends, recapitalizations and similar events, including any such events to be effected in connection with such offering) resulting in aggregate proceeds to the Company (net of the underwriting discounts or commissions and offering expenses) of not less than $50,000,000, or (ii) the closing of a firm commitment underwritten public offering of shares of Common Stock that is approved by the holders of at least fifty-one percent (51%) of the aggregate issued and outstanding shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting together as a single class on an as-converted to Common Stock basis.”

2. Reference to and Effect on the Voting Agreement.

a.	On and after the Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Voting Agreement as amended to date. No reference to this Amendment need be made in any instrument or document at any time referring to the Voting Agreement, a reference to the Voting Agreement in any such instrument or document shall be deemed to be a reference to the Voting Agreement as amended to date.

b.	Except as expressly amended by this Amendment, all of the terms and conditions of the Voting Agreement shall continue in full force and effect.

c.	The execution of this Amendment by the Company and the undersigned shall constitute a duly adopted amendment of the applicable provisions of the Voting Agreement in accordance with Section 3.5 thereof.

d.	This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile copies hereof may be executed as counterpart originals.

e.	This Amendment shall be governed by, and construed under, the laws of the State of Delaware, without regard to principles of conflict of laws.

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EXHIBIT A

LIST OF INVESTORS

Investors:	Series B Preferred Stock Held	Series C Preferred Stock Held	Series D Preferred Stock Held	Series E Preferred Stock Held
OrbiMed Private Investments III, LP	12,283,019	3,992,203	8,475,069	5,931,402
OrbiMed Associates III, LP	116,981	38,021	80,715	56,490
New Enterprise Associates 13, Limited Partnership	12,360,000	4,030,224	8,555,784	5,987,892
NEA Ventures 2009, Limited Partnership	40,000	—	—	—
TPG Biotechnology Partners III, L.P.	12,400,000	4,030,224	6,844,627	5,557,814
Aisling Capital III, LP	—	—	8,555,784	2,050,391
Ball & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	—	—	—	7,841,600
M Gardiner & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund	—	—	—	1,372,273
Mag & Co fbo Fidelity Select Portfolios: Medical Equipment and Systems	—	—	—	3,136,640
Leerink Swann Holdings, LLC	—	—	—	490,099
Leerink Swann Co-Investment Fund, LLC	—	—	—	490,099